EPAM SYSTEMS, INC.
2025 LONG TERM INCENTIVE PLAN
AMENDMENT NO. 1

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 26, 2026
APPROVED BY THE STOCKHOLDERS: MAY 21, 2026
THIS AMENDMENT NO. 1 (this ‘‘Amendment’’), is dated as of May 21, 2026 and amends that certain 2025 Long Term Incentive Plan (the ‘‘Plan’’) of EPAM Systems, Inc. (the ‘‘Company’’). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.
RECITALS
WHEREAS, pursuant to Section 5(b) of the Plan, the maximum number of Shares available for issuance under the Plan shall not exceed the maximum aggregate number of 2,500,000 Shares;
WHEREAS, the Company desires to increase the number of Shares available for issuance under the Plan by 4,000,000 Shares; and
WHEREAS, pursuant to Section 13(a) of the Plan, the Board may amend the Plan at any time, subject to certain limitations specified therein, including no such amendment shall be made without stockholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded.
NOW, THEREFORE, the following amendments are hereby made to the Plan subject to, and effective as of the date of, the approval of the Company’s stockholders at the Company’s 2026 Annual Meeting of Stockholders:
1.Section 5(b) would be amended as follows:
‘‘Subject to adjustment as provided in Section 5(d) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate the sum of (i) 6,500,000 Shares (which includes (x) the existing reserve of 2,500,000 Shares plus (y) an increase of 4,000,000 Shares, as approved by the Board, subject to approval by the Company’s stockholders) plus (ii) an additional number of shares consisting of the Returning Shares, if any, as such shares become available from time to time.’’
2.Section 5(f) would be amended as follows:
‘‘Subject to adjustment as provided in Section 5(d), the maximum number of Shares that may be issued pursuant to Incentive Stock Options under the Plan shall be equal to 6,500,000.’’
3.This Amendment shall only serve to amend and modify the Plan to the extent specifically provided herein. All terms conditions, provisions and references of and to the Plan which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein or contained.